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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. 33-37556, No. 33-93896 and No. 333-31813 of The Wet Seal, Inc. on Form S-8 of our report dated March 20, 2002, appearing in the Annual Report on Form 10-K of The Wet Seal, Inc. for the year ended February 2, 2002.

Deloitte & Touche LLP
Costa Mesa, California
April 12, 2002

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INDEPENDENT AUDITORS' CONSENT